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                                                                      Exhibit 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our report dated September 21, 1998 on our audit of the financial statement of Warburg, Pincus Tax Free Money Market Fund, Inc. in the Statement of Additional Information with respect to Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-59805) on Form N-1A under the Securities Act of 1933 of Warburg, Pincus Tax Free Money Market Fund, Inc. We also consent to the reference to our Firm under the heading "Independent Accountants and Counsel" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


2400 Eleven Penn Center
Philadelphia, Pennsylvania
September 21, 1998